Health Catalyst Updated Growth & Financial Targets

2024 Targets

Revenue
$304M to $312M

Adjusted EBITDA
$24M to $26M (*~125%+ YoY Growth*)

Net New DOS Subscription Client Additions
Mid-Teens

Dollar-Based Retention Rate
104% to 110%

Business Unit Adjusted EBITDA Margin(1)
Technology: Low-to-Mid-Teens
Pro Services: ~0%

2025 Targets

Revenue
10% to 15% Growth

Adjusted EBITDA
10% - 12% Margin

Business Unit Adjusted EBITDA Margin(1)
Technology: ~20%
Pro Services: Slightly Positive

2028 Targets

Revenue
$500M+ Revenue
Technology >55% of Revenue
Technology Revenue Growth of 10%+

Adjusted EBITDA
$100M+

Business Unit Adjusted EBITDA Margin(1)
Technology: ~30%
Pro Services: ~10%

Technology BU with 'Rule of 40' Profile

(1) *High-level estimated business unit adjusted EBITDA margin analysis. Estimated business unit contribution profit for Technology and Professional Services based on allocating adjusted gross margin and operating expenses by business unit. Adjusted gross margin segmented by Technology and Professional Services. Operating expenses allocated between Technology and Professional Services based on type of operating expense: Research & Development ("R&D") expenses allocated to Technology business unit; Sales & Marketing expenses allocated between Technology and Pro Services by percentage of adjusted gross profit; General & Administrative expenses allocated between Technology and Pro Services by percentage of total cost of revenue (excluding depreciation & amortization) and R&D.*

Note (a): These targets contemplate that Health Catalyst will continue to be opportunistic with tuck-in acquisitions, with a primary focus on technology. These tuck-in acquisitions would benefit annual revenue growth on a pro forma basis.

Note (b): We have not reconciled guidance for Adjusted EBITDA or Adjusted EBITDA Margin to net loss or net loss margin, respectively, the most directly comparable GAAP measures, and have not provided forward-looking guidance for net loss or net loss margin, because there are items that may impact net loss and net loss margin, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

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